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                                                                   EXHIBIT 23.1


                         KPMG LLP, INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the registration statements (Nos. 333-41663, 333-08978, 333-53087, 333-39194, 333-53089, 333,91471, and
333-96313) on forms S-8 of Hyseq, Inc. of our report dated February 2, 2001, relating to the consolidated balance sheet of Hyseq, Inc. and subsidiaries as of December 31, 2000, and the related consolidated statement of operations, stockholders' equity and cash flows for the year then ended, which appears in the December 31, 2000, annual report on Form 10-K of Hyseq, Inc.


                                              /s/ KPMG LLP


Palo Alto, California
March 30, 2001